                                                                     EXHIBIT 2.1


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                            STOCK PURCHASE AGREEMENT


                                     among:


                         MOLECULAR DEVICES CORPORATION,
                             a Delaware corporation;


                         UNIVERSAL IMAGING CORPORATION,
                           a Pennsylvania corporation;


                                THEODORE D. INOUE
                           as Shareholders' Agent; and


               the shareholders of UNIVERSAL IMAGING CORPORATION.


                           ---------------------------

                            Dated as of June 1, 2002

                           ---------------------------










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                               TABLE OF CONTENTS



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SECTION 1.        SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS.........................1

        1.1    Additional Parties...........................................................1

        1.2    Sale and Purchase of Shares..................................................1

        1.3    Purchase Price...............................................................1

        1.4    Payment of Purchase Price....................................................1

        1.5    Closing......................................................................2

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH SELLING
                  SHAREHOLDER...............................................................2

        2.1    Due Organization; Subsidiaries; Etc..........................................2

        2.2    Articles of Incorporation and Bylaws.........................................3

        2.3    Capitalization, Etc..........................................................3

        2.4    Financial Statements.........................................................4

        2.5    Absence of Changes...........................................................5

        2.6    Title to Assets..............................................................6

        2.7    Receivables; Customers.......................................................7

        2.8    Property; Leasehold..........................................................7

        2.9    Intellectual Property........................................................7

        2.10   Contracts....................................................................9

        2.11   Sale of Products; Performance of Services...................................11

        2.12   Liabilities.................................................................12

        2.13   Compliance with Legal Requirements..........................................12

        2.14   Certain Business Practices..................................................12

        2.15   Governmental Authorizations.................................................12

        2.16   Tax Matters.................................................................12

        2.17   Employee and Labor Matters; Benefit Plans...................................14

        2.18   Environmental Matters.......................................................17

        2.19   Insurance...................................................................17

        2.20   Related Party Transactions..................................................17

        2.21   Legal Proceedings; Orders...................................................18

        2.22   Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of
               Agreement...................................................................18

        2.23   Non-Contravention; Consents.................................................18

        2.24   Financial Advisor...........................................................19

        2.25   Full Disclosure.............................................................19
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                                       i.

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                               TABLE OF CONTENTS
                                  (CONTINUED)



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SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS...............19

        3.1    Title to Shares.............................................................19

        3.2    Authority; Binding Nature of Agreements.....................................20

        3.3    Non-Contravention; Consents.................................................20

        3.4    Capacity of Selling Shareholder.............................................20

        3.5    Full Disclosure.............................................................21

        3.6    Brokers.....................................................................21

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................21

        4.1    Organization, Standing and Power............................................21

        4.2    Authority; Binding Nature of Agreement......................................22

        4.3    Non-Contravention; Consents.................................................22

SECTION 5.        CERTAIN COVENANTS OF THE COMPANY.........................................22

        5.1    Access and Investigation....................................................22

        5.2    Operation of the Company's Business.........................................23

        5.3    Notification; Updates to Company Disclosure Schedule........................25

        5.4    No Solicitation.............................................................25

        5.5    Disclosure..................................................................26

        5.6    Resignation of Officers and Directors.......................................26

        5.7    Company Options.............................................................26

        5.8    Termination of Employee Plans...............................................26

        5.9    Termination of Agreements...................................................26

        5.10   Releases....................................................................26

        5.11   Employment and Noncompetition Agreements....................................26

        5.12   Shareholder Noncompetition Agreements.......................................27

SECTION 6.        CERTAIN COVENANTS OF THE SELLING SHAREHOLDERS............................27

        6.1    Disclosure..................................................................27

        6.2    Notification; Updates to Selling Shareholder's Disclosure Schedule..........27

        6.3    Parties to this Agreement...................................................27

        6.4    Termination of Agreements...................................................28

        6.5    Disclosure..................................................................28

        6.6    Tax Matters.................................................................28

SECTION 7.        ADDITIONAL COVENANTS OF THE PARTIES......................................28
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                                       ii.

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                               TABLE OF CONTENTS
                                  (CONTINUED)



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        7.1    Filings and Consents........................................................28

        7.2    Regulatory Approvals........................................................28

        7.3    Additional Agreements.......................................................28

        7.4    Public Statements...........................................................29

        7.5    Tax Matters.................................................................29

        7.6    Employee Closing Bonuses....................................................31

        7.7    Life Insurance Policy.......................................................31

SECTION 8.        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER.....................31

        8.1    Accuracy of Representations.................................................31

        8.2    Performance of Covenants....................................................32

        8.3    Shareholder Approval........................................................32

        8.4    Stock Certificates..........................................................32

        8.5    Consents....................................................................32

        8.6    Agreements and Documents....................................................32

        8.7    No Restraints...............................................................33

        8.8    No Governmental Litigation..................................................33

        8.9    No Other Litigation.........................................................33

        8.10   Termination of Employee Plans and Company Options...........................34

        8.11   Absence of Material Adverse Effect on the Company...........................34

SECTION 9.        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLING
                  SHAREHOLDERS.............................................................34

        9.1    Accuracy of Representations.................................................34

        9.2    Performance of Covenants....................................................34

        9.3    Certificate.................................................................34

        9.4    No Restraints...............................................................34

        9.5    No Governmental Litigation..................................................34

        9.6    Escrow Agreement............................................................35

SECTION 10.       TERMINATION..............................................................35

        10.1   Termination.................................................................35

        10.2   Termination Procedures......................................................36

        10.3   Effect of Termination.......................................................36

        10.4   Expenses....................................................................36

SECTION 11.       INDEMNIFICATION, ETC.....................................................36
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                                      iii.

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                               TABLE OF CONTENTS
                                  (CONTINUED)



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        11.1   Survival of Representations, Etc............................................36

        11.2   Indemnification.............................................................37

        11.3   Maximum Liability of Selling Shareholders and the Purchaser.................40

        11.4   No Contribution.............................................................40

        11.5   Defense of Third Party Claims...............................................40

        11.6   Exclusive Remedy............................................................41

SECTION 12.       MISCELLANEOUS PROVISIONS.................................................41

        12.1   Shareholders' Agent.........................................................41

        12.2   Amendment...................................................................42

        12.3   Waiver......................................................................42

        12.4   Entire Agreement; Counterparts..............................................42

        12.5   Applicable Law..............................................................42

        12.6   Arbitration.................................................................42

        12.7   Disclosure Schedules........................................................43

        12.8   Attorneys' Fees.............................................................43

        12.9   Assignability...............................................................43

        12.10  Notices.....................................................................44

        12.11  Cooperation.................................................................44

        12.12  Construction................................................................45
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                                      iv.

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of June 1, 2002 by and among: MOLECULAR DEVICES CORPORATION, a Delaware corporation ("PURCHASER"); UNIVERSAL IMAGING CORPORATION, a Pennsylvania corporation (the "COMPANY"); THEODORE D. Inoue, as Shareholders' Agent; and the parties identified on Exhibit A ("SELLING SHAREHOLDERS"). Certain capitalized terms used in this Agreement are defined in Exhibit B.


                                    RECITALS

        A. The Selling Shareholders own 9,422 shares of Company Common Stock, which constitute all of the outstanding capital stock of the Company as of the date hereof.

        B. The Selling Shareholders wish to sell the shares of Company Common Stock to the Purchaser on the terms set forth in this Agreement.


                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        SECTION 1.SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

               1.1 ADDITIONAL PARTIES. At any time before the Closing or termination of this Agreement, the Purchaser will amend this Agreement, including, without limitation, Exhibit A, without the consent of the Company or the Selling Shareholders, to include as parties any shareholders of the Company not included on Exhibit A on the date of this Agreement who deliver an executed signature page to this Agreement. Such additional shareholders shall be deemed to be "Selling Shareholders" for all purposes of this Agreement, including, without limitation, Exhibit A, and any shares of common stock of the Company owned by such shareholders shall be deemed to be "Shares."

               1.2 SALE AND PURCHASE OF SHARES. At the Closing, the Selling Shareholders shall sell, assign, transfer and deliver all of the outstanding shares of Company Common Stock (the "SHARES") to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Shareholders, on the terms and subject to the conditions set forth in this Agreement.

               1.3 PURCHASE PRICE. The aggregate purchase price payable by the Purchaser for the Shares (the "PURCHASE PRICE") shall be $22,000,000 minus the sum of (a) the amount by which the aggregate amount of all indebtedness of the Company for borrowed money (excluding capital leases and trade payables incurred in the ordinary course of business) and for liabilities to shareholders of the Company exceeds $767,534 as of the Closing Date and (b) the aggregate amount of all Accrued Employee Bonuses to be paid by the Purchaser or the Company pursuant to Section 7.6 immediately following or simultaneously with the Closing.

               1.4 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                   (a) Subject to Section 1.4(d), the aggregate amount equal to
(i) the Purchase Price minus (ii) the sum of (x) the General Escrow Amount (as defined below) and (y) the Tax Escrow Amount (as defined below) shall be paid at the Closing by Purchaser to the Shareholders' Agent by wire transfer of immediately available funds in accordance with the instructions of the Shareholders' Agent, to be distributed by the Shareholders' Agent to the Selling Shareholders as set forth on Exhibit A. Neither Purchaser nor the Company shall have any liability to any Selling




                                       1.

Shareholder with respect to the amount or timing of any distributions by the Shareholders' Agent to the Selling Shareholders.

                   (b) $2,200,000 of the Purchase Price payable pursuant to
Section 1.3 shall be paid on the Closing Date to the Escrow Agent under the Escrow Agreement (the "GENERAL ESCROW AMOUNT"). The General Escrow Amount shall be maintained in an escrow fund (the "GENERAL ESCROW FUND") for the purposes of satisfying claims brought pursuant to Section 11 for the period of time and in accordance with the terms set forth in this Agreement and the Escrow Agreement.

                   (c) $2,100,000 of the Purchase Price payable pursuant to
Section 1.3 shall be paid on the Closing Date to the Escrow Agent under the Escrow Agreement (the "TAX ESCROW AMOUNT"). The Tax Escrow Amount shall be maintained in an escrow fund (the "TAX ESCROW FUND") for the purposes of satisfying certain claims brought pursuant to Section 11.2(b), as provided in
Section 11, for the period of time and in accordance with the terms set forth in this Agreement and the Escrow Agreement.

                   (d) Prior to the Closing, the Shareholders' Agent shall direct the Purchaser to (i) pay a portion of the Purchase Price payable pursuant to Section 1.4(a) on the Closing Date to Blank Rome Comisky & McCauley LLP, the Company Financial Advisor and the Escrow Agent as payment for fees and expenses incurred by the Company and/or the Selling Shareholders in connection with the transactions contemplated by this Agreement, as reasonably determined by the Shareholders' Agent (the "TRANSACTION EXPENSES"), (ii) deduct from the payment made pursuant to Section 1.4(a) on the Closing Date amounts due to the Company from Daniel Green and Jeffrey Stuckey pursuant to promissory notes dated as of May 31, 2002 delivered to the Company by each of Daniel Green and Jeffrey Stuckey and (iii) deduct from the payment made pursuant to Section 1.4(a) on the Closing Date the cash surrender value of a life insurance policy being assigned to Theodore D. Inoue by the Company.

               1.5 CLOSING. The closing of the sale of the Shares to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California, at 10:00 a.m., Pacific Standard Time, on a date to be designated by the Purchaser (the "CLOSING DATE"), which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Section 8. For purposes of this Agreement, "CLOSING DATE" shall mean the time and date as of which the Closing actually takes place.

        SECTION 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH SELLING SHAREHOLDER

        Each of the Company and each Selling Shareholder represents and warrants, to and for the benefit of the Indemnitees, as follows:

               2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                   (a) The Company has no Subsidiaries, nor does the Company own any capital stock of, or any equity interest of any nature in, any other Entity. The Company has not agreed nor is it obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company is not now, nor has it at any time been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.




                                       2.

                   (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                   (c) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions set forth in Part 2.1(c) of the Company Disclosure Schedule, which represent all jurisdictions where the nature of its business requires such qualification except where failure to qualify would not have a Material Adverse Effect.

                   (d) Except as set forth in Part 2.1(d) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than its corporate name.

                   (e) Part 2.1(e) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors,
(ii) the names of the members of each committee of the Company's board of directors and (iii) the names and titles of the Company's officers.

               2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has delivered to the Purchaser accurate and complete copies of (a) its articles of incorporation, (b) its bylaws and (c) its stock records, minutes and other records of the meetings and other proceedings of the shareholders, the board of directors and all committees of the board of directors for the three years preceding the date of this Agreement. There have been no formal meetings or other proceedings of the shareholders, the board of directors, or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent with any then effective and applicable resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete and have been maintained in accordance with prudent business practices.

               2.3 CAPITALIZATION, ETC.

                   (a) The authorized capital stock of the Company consists of:
10,000 shares of Company Common Stock, of which 9,422 shares have been issued and are outstanding as of the date hereof. The Company has not repurchased any shares of its capital stock and does not hold any shares of its capital stock in its treasury, except for the repurchase of Common Stock from employees or consultants upon termination of their employment or consulting relationship with the Company. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of first offer or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is under no obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.




                                       3.

                   (b) As of the date hereof: (i) no shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock under the Company's Stock Option Plan; and (ii) no shares of Company Common Stock are reserved for future issuance pursuant to the Company's Stock Option Plan. The Company has delivered to the Purchaser accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options and the forms of all stock option agreements evidencing such options.

                   (c) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                   (d) All outstanding shares of Company Common Stock and all Company Options that were previously granted have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all material requirements set forth in applicable Contracts.

               2.4 FINANCIAL STATEMENTS.

                   (a) The Company has delivered to the Purchaser the following financial statements and notes (collectively, the "COMPANY FINANCIAL STATEMENTS"), which are attached as Part 2.4 of the Company Disclosure Schedule:

                       (i) The audited consolidated balance sheets of the Company as of December 31, 2001 and December 31, 2000 and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of S.D. Goldfine & Company relating thereto; and

                       (ii) The unaudited consolidated balance sheet of the Company as of April 30, 2002 (the "UNAUDITED INTERIM BALANCE SHEET") and the related unaudited consolidated statement of operations and statement of cash flows of the Company for the four months then ended.

                   (b) Except as set forth on Part 2.4(b) of the Company Disclosure Schedule, the Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i), cash flows) of the Company for the period covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.)

                   (c) Except as set forth in Part 2.4(c) of the Company Disclosure Schedule, since April 30, 2002, the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices.




                                       4.

               2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule or as expressly reflected in the Company Financial Statements, since December 31, 2001:

                   (a) There has not been any material adverse change in the business, condition, assets, liabilities or results of operations of the Company, and no event has occurred that could reasonably be expected to result in any material adverse change in the business, condition, assets, liabilities or results of operations of the Company (other than any change or event attributable to (A) a decline in general economic or general business conditions except to the extent that the Company has been disproportionately affected or
(B) a decline in general industry conditions except to the extent that the Company has been disproportionately affected) or have a Material Adverse Effect on the Company.

                   (b) There has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the Company, which loss was material (whether or not covered by insurance);

                   (c) The Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution with respect of any shares of capital stock or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities other than capital stock acquired from employees or consultants upon the termination of their employment or consulting relationship with such the Company after the date hereof;

                   (d) The Company has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding), (ii) any option, warrant or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                   (e) The Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Company's stock option plans, (ii) any provision of any agreement evidencing any Company Option or (iii) any restricted stock purchase agreement;

                   (f) There has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                   (g) The Company has not formed any Subsidiary or acquired any equity interest or other ownership interest in any other Entity;

                   (h) Except for product sales in the ordinary course of business and consistent with past practices or pursuant to Material Contracts identified on Part 2.10 of the Company Disclosure Schedule, the Company has not
(i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person or (iii) waived or relinquished any material right;




                                       5.

                   (i) The Company has not made any capital expenditure which exceeds $75,000;

                   (j) The Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for liens for current taxes which are not yet due and payable;

                   (k) The Company has not (i) lent money to any Person, except for advances to employees for business expenses, in each case, in the ordinary course of business and consistent with past practices or (ii) incurred or guaranteed any indebtedness for borrowed money;

                   (l) The Company has not (i) established or adopted any Plan (as defined in Section 2.17(a)) or (ii) caused or permitted any Plan to be amended in any material respect;

                   (m) The Company has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except pursuant to existing Contract requirements under Contracts identified in Part 2.10 of the Company Disclosure Schedule or pursuant to existing bonus plans and other Plans referred to in Part 2.17(a) of the Company Disclosure Schedule;

                   (n) The Company has not changed any of its methods of accounting or accounting practices;

                   (o) The Company has not made any Tax election inconsistent with those applicable in fiscal 2001;

                   (p) The Company has not settled any material Legal
Proceeding;

                   (q) The Company has not entered into any material transaction that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

                   (r) The Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                   (s) The Company has not agreed or committed to take any of the actions referred to in the foregoing subsections of this Section 2.5.

               2.6 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, all tangible personal property purported to be owned by it, including: (i) all tangible personal property reflected on the Unaudited Interim Balance Sheet (except for inventory or other short term assets sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other tangible assets reflected in the books and records of the Company as being owned by the Company. Except as set forth in Part 2.6(i) of the Company Disclosure Schedule, all of said items of tangible personal property are owned by the Company free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable and (2) liens described in Part 2.6 of the Company Disclosure Schedule. Part 2.6(ii) of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased pursuant to operating leases.




                                       6.

               2.7 RECEIVABLES; CUSTOMERS. All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since April 30, 2002 and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business. Between April 30, 2002 and the date of this Agreement, the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $5,000. Part 2.7(i) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances to any employee, director, consultant or independent contractor, other than routine travel advances and other expenses made to employees in the ordinary course of business. Part 2.7(ii) of the Company Disclosure Schedule accurately identifies the revenues received from the top 20 customers of the Company in terms of gross revenue generated in fiscal year 2000, fiscal year 2001 and the four month period ended April 30, 2002. The Company has not received any notice or other communication (in writing or otherwise), or any other information, indicating that: (a) any customer identified on Part 2.7(ii) will or intends to cease dealing with the Company or (b) any customer identified on Part 2.7(ii) is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by the Company or with any services performed by the Company since April 30, 2002.

               2.8 PROPERTY; LEASEHOLD. All material items of equipment and other tangible assets owned by, used by or leased to the Company are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted and as it is proposed to be conducted. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

               2.9 INTELLECTUAL PROPERTY.

                   (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered by the Company with any Governmental Body or for which a registration application has been filed by the Company with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Company that are material to the business of the Company. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies any Company Contract containing any ongoing royalty or payment obligations with respect to each Proprietary Asset that is licensed or otherwise made available to the Company by any Person and is material to the business of the Company (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. Except with regard to any Proprietary Asset with respect to which a registration or registration application has been the subject of a notice of abandonment (as set forth in Part 2.9(a)(i) of the Company Disclosure Schedule) or otherwise as set forth in Part 2.9 of the Company Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable. The Company has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights. Except as set




                                       7.

forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to the Purchaser) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset.

                   (b) The Company has taken necessary measures and precautions to protect and maintain the confidentiality, secrecy and value of all Company Proprietary Assets. Without limiting the generality of the foregoing, (i) all current and former employees of the Company have executed and delivered to the Company an agreement that is substantially identical to the form of Employee Non-Disclosure and Proprietary Rights Agreement previously delivered by the Company to the Purchaser and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement that is substantially identical to the form of Consultant Non-Disclosure and Proprietary Rights Agreement previously delivered to the Purchaser. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Asset.

                   (c) Except as disclosed on Part 2.9(c) of the Company Disclosure Schedule: (i) All patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets owned by the Company (either by itself or with any other Person) and, to the Knowledge of the Company, no other Company Proprietary Asset otherwise held by the Company, infringes or misappropriates any Proprietary Asset owned by any other Person; (iii) none of the products that are or have been designed, created, substantially developed, assembled, manufactured or sold by the Company (except for products developed by others and sold or consigned to the Company for resale to the Company's customers), as designed, created, substantially developed, assembled, manufactured or sold by the Company, is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the employees of the Company has received any notice or other communication in writing, and none of the officers or directors of the Company has received any notice or other communication in writing or otherwise, of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned by any other Person; and (iv) to the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned by any other Person infringes or conflicts with any Company Proprietary Asset.

                   (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted and is presently proposed to be conducted by the Company. The Company has not: (i) licensed any of the Company's Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any Company's Proprietary Assets or to transact business in any market or geographical area or with any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public and except for limitations included in any Contract identified in Part 2.10 of the Company Disclosure Schedule).

                   (e) Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any Person (other than to an employee or other Person who has executed a Non-Disclosure and Proprietary Rights Agreement), or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code relating to any Company Proprietary Asset owned by the Company. No event has occurred, and no circumstance




                                       8.

or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person (other than to an employee or other Person who has executed a Non-Disclosure and Proprietary Rights Agreement) of any Company Source Code. There is no contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Company Source Code. Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will cause or result in the release or disclosure of any Company Source Code relating to any Company Proprietary Asset.

                   (f) Except with respect to demonstration or trial copies, no product, system, program or module (i) designed or developed by the Company for sale or licensing to other Persons or (ii) sold, licensed or otherwise made available by the Company to any Person (except for products developed by others and sold or consigned to the Company for resale to the Company's customers) contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

               2.10 CONTRACTS.

                    (a) Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract" as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts (to the extent that the Company has (or may have) any Liability thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "MATERIAL CONTRACT":

                        (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of the Company which provides for "at will" employment and other than employee or consultant Contracts involving less than $5,000 in annual payments that can be terminated by the Company (without penalty) upon delivery of 60 days or less notice ); any Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments with respect of salary) in excess of $25,000 to any current or former employee or director;

                        (ii) any Contract, with the exception of standard purchase orders which contain warranties with a term of less than 12 months, (A) with any customer of the Company; or (B) with respect to the distribution or marketing of any product of the Company;

                        (iii) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                        (iv) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or Liabilities;

                        (v) each Company Contract granting rights to manufacture, produce, assemble, license, market, or sell the Company's products or services for or to any other person or otherwise affecting the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services (to the extent such right is exclusive);

                        (vi) any Contract pursuant to which any third party licenses to the Company (or otherwise permits the Company to use) any intellectual property that is incorporated as a component of any product of any of the Company or is otherwise material to the business of any of




                                       9.

the Company (other than "off the shelf" or other software used in the business of any of the Company (but not incorporated as a component of any product of the Company) which is generally available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations);

                        (vii) any Contract relating to (A) the license of any Company Proprietary Asset from the Company or (B) the development of any Company Proprietary Asset;

                        (viii) any Contract (other than the Company's Articles of Incorporation and Bylaws) which provides for indemnification of any officer, director, employee or agent;

                        (ix) any Contract that cannot be terminated by the Company (without penalty) with ten (10) days or less notice and imposing any restriction on the right or ability of the Company: (A) to compete with any other Person, (B) to acquire ownership of or rights to any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person or (F) to transact business or deal in any other manner with any other Person;

                        (x) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to Company Options, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or (C) providing the Company with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

                        (xi) any Contract incorporating or relating to any guaranty or similar obligation, except for standard purchase orders entered into in the ordinary course of business;

                        (xii) any Contract relating to any currency hedging;

                        (xiii) any Contract imposing any confidentiality obligation on the Company;

                        (xiv) any Contract to which any Governmental Body is a party, and any other Contract directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body), except for standard purchase orders entered into in the ordinary course of business for the license, maintenance or service of products;

                        (xv) any Contract with obligations in excess of $50,000 that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                        (xvi) any Contract requiring that the Company give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                        (xvii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the




                                      10.

aggregate, or contemplates or involves the performance of services by the Company having a value in excess of $50,000 in the aggregate in any given year; and

                        (xviii) any Contract (not otherwise identified in clauses "(i)" through "(xvii)" of this sentence), if a breach of such Contract would be reasonably likely to have a Material Adverse Effect on the Company.

                    (b) The Company has delivered or made available to the Purchaser and to Cooley Godward LLP an accurate and complete copy of (i) each Material Contract; (ii) each Company Contract (to the extent that the Company has (or may have) any Liability thereunder or with respect thereto after the date of this Agreement) of the type referred to in Section 2.9; (iii) each Company Contract (to the extent that the Company has (or may have) any Liability thereunder or with respect thereto after the date of this Agreement) with any customer of the Company; and (iv) each other the Company Contract (not otherwise identified in clauses "(i)" through "(iii)" of this sentence) that is material to the business of the Company.

                    (c) Each Company Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies.

                    (d) (i) The Company has not violated or breached in any material respect, or committed any default under, any Company Contract; and, to the Knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Company Contract (except to the extent cured by the other Person); (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach in any material respect of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any material remedy under any Company Contract, (C) give any Person the right to receive or require a material rebate, chargeback or penalty under any Company Contract, (D) give any Person the right to accelerate the maturity or performance of any Company Contract, or (E) give any Person the right to cancel, terminate or modify in any material respect any Company Contract; and (iii) since January 1, 1999, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract.

               2.11 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                    (a) Assuming the products, systems, programs and software modules of the Company are used in the manner in which they are intended to be used (including platform specifications and other product literature) and were maintained in accordance with the Company's regular maintenance program, none of such products, systems, programs or software modules of the Company (other than products developed by others and sold or consigned to the Company for resale to the Company's customers) could reasonably be expected to (i) disrupt, disable, harm or otherwise impede in any material respect the operation of a computer program or a computer system or the equipment on which such code resides, or (i) damage or destroy any data or files residing on a computer or computer system without the consent of the user of such computer or computer system.

                    (b) Except as set forth in Part 2.11(b) of the Company Disclosure Schedule, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company were performed properly and in substantial conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.




                                      11.

                    (c) Except as set forth in Part 2.11(c) of the Company Disclosure Schedule, since January 1, 1999, no customer or other Person has asserted or threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by the Company, or (iii) based upon any services performed by the Company.

               2.12 LIABILITIES. The Company has no Liabilities of any nature, except for: (a) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet or in the footnotes to the Company Financial Statements; (b) normal and recurring current Liabilities that have been incurred by the Company since April 30, 2002 in the ordinary course of business and consistent with past practices; and (c) Liabilities described in Part 2.12 of the Company Disclosure Schedule. The Company has no Liabilities to any Selling Shareholders other than: (x) under the indemnification and reimbursement provisions contained in the Company's articles of incorporation or bylaws; (y) with respect to salaries, bonuses and expenses that have accrued in the ordinary course of business consistent with past practices; and (z) to accrued vacation and vested benefits under the Company's employee benefit plans. As of the date hereof, the aggregate amount of all indebtedness for borrowed money (excluding capital leases and trade payables incurred in the ordinary course of business) and for liabilities to shareholders of the Company does not exceed $767,534.

               2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in
Part 2.13 of the Company Disclosure Schedule, the Company is, and has at all times since January 1, 1999 been, in compliance in all material respects with all applicable Legal Requirements. Except as set forth in Part 2.13 of the Company Disclosure Schedule, since January 1, 1999, the Company has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

               2.14 CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, officer, agent or employee of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

               2.15 GOVERNMENTAL AUTHORIZATIONS. The Company holds all material Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Company is, and at all times since January 1, 1999 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 1999, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

               2.16 TAX MATTERS.

                    (a) Except as disclosed in Part 2.16(a) of the Company Disclosure Schedule, each Tax Return required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "COMPANY RETURNS") (i) has been or will be filed on or before the applicable due date, as extended by such Governmental Body, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal




                                      12.

Requirements. All such Tax Returns were correct and complete in all material respects. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Purchaser complete and accurate copies of all federal and state tax returns, examination reports and correspondence with the Internal Revenue Service.

                    (b) Except as disclosed in Part 2.16(b) of the Company Disclosure Schedule, the Unaudited Interim Balance Sheet fully accrues all Liabilities for Taxes with respect to all periods through April 30, 2002, in accordance with generally accepted accounting principles. Since April 30, 2002, the Company has not incurred any Liability for any Tax other than in the ordinary course of its business.

                    (c) Except as disclosed in Part 2.16(c) of the Company Disclosure Schedule, no Company Return has been audited by any Governmental Body. No extension or waiver of the limitation period applicable to the Company Returns has been granted (by the Company or any other Person) that has not expired, and no such extension or waiver has been requested from the Company, other than extensions or waivers that are no longer in effect. The Company has not been notified by any Governmental Body of any actual or possible audit, examination or review of the Company by any Governmental Body.

                    (d) Except as disclosed in Part 2.16(d) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company with respect of any material Tax. There are no unsatisfied Liabilities for material Taxes (including Liabilities for interest, additions to tax and penalties thereon and related expenses), including any with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). The Company has not been, nor will it be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                    (e) Except as set forth in Part 2.16(e) of the Company Disclosure Schedule, there are no and have not been any agreements, plans, arrangements or other Contracts covering any employee, independent contractor or former employee of the Company that will result or may previously have resulted in the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). The Company is not and has never been a party to or bound by an effective tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract other than any described on Part 2.10 of the Company Disclosure Schedule. The Company has not entered into any Contract pursuant to which it has agreed to reimburse or "gross-up" any individual with respect to any Tax, including golden-parachute excise taxes, other than any described on Part 2.10 of the Company Disclosure Schedule. The Company has not made any distribution of stock of any "controlled corporation" as that term is defined in Section 355(a)(1) of the Code.

                    (f) Except as set forth in Part 2.16(f) of the Company Disclosure Schedule, at all times since the Company's inception (including any predecessor corporations) through




                                      13.

the Closing Date, the Company has been an S corporation (within the meaning of Section 1361(a)(1) of the Code, Pa. Stat. Ann. 72 Section 7307 and any similar state law provision of any state in which the Company would be obligated to pay franchise, income or other similar taxes but for its qualification as an S corporation in such state) and used December 31 as its year end for tax purposes. On or prior to the Closing Date:

                        (i) neither the Company nor any of the Selling Shareholders nor prior shareholders took any action or agreed to take any action that resulted or will result in the termination of the Company's status as an S corporation within the meaning of Section 1361(a)(1) of the Code on or prior to the Closing Date, or the imposition of a tax on the Company under the provisions of Sections 1374 or 1375 of the Code and similar state or foreign law provisions;

                        (ii) the Company did not conduct any business in any state or political subdivision, except California, in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax;

                        (iii) the Company did not conduct any business which is an historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto;

                        (iv) the Company did not acquire any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of
Section 1361(a)(2) of the Code or S corporation subject to the provisions of
Section 1374 of the Code or predecessor provisions thereto;

                        (v) the Company had no accumulated "C" corporation earnings and profits;

                        (vi) the Company has withheld and paid when due all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; and

                        (vii) the Company will not be liable for any Tax under Code Section 1374 or Pa. Stat. Ann. 72 Section 7401(3)(1)(p) in connection with the deemed sale of the Company's assets (including the assets of any qualified subchapter S subsidiary) caused by a Section 338(h)(10) Election (as defined in
Section 7.5 below).

                    (g) Except as set forth in Part 2.16(g) of the Company Disclosure Schedule, the sale by the Selling Shareholders of their Shares is eligible for, and the Company is qualified to make, a Section 338(h)(10) election.

                    (h) The Company has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement penalty to either the Company or any of its shareholders of federal income Tax within the meaning of Section 6662 of the Code.




                                      14.

               2.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                    (a) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement, whether or not in writing, maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company or pursuant to which any of the Purchaser or the Company could incur material Liability (including any such plan, program or agreement maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee located in the United States, or in any other jurisdiction). (All plans, programs and agreements of the type referred to in the prior sentence are referred to in this Agreement as the "PLANS.")

                    (b) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and the Company has not since January 1, 1999, maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employee or director of the Company (a "PENSION PLAN").

                    (c) Except as set forth in Part 2.17(a) or Part 2.17(c) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employee or director of the Company (a "WELFARE PLAN"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure
Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                    (d) With respect to each Plan, the Company has delivered to the Purchaser: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years;
(iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                    (e) The Company is not now, or has it ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company is not now, or has it ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA,




                                      15.

resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                    (f) The Company does not have any plan or commitment to create any Plan or to modify or change any existing Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of the Company.

                    (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of the Company after termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees or directors of the Company (or their beneficiaries)).

                    (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                    (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including without limitation ERISA and the Code, each Legal Requirement pursuant to which the Company is required to establish any reserve or make any contribution for the benefit of any current or former employee located in the United States or any other foreign jurisdiction.

                    (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or the deadline for applying to the Internal Revenue Service for such a determination letter has yet to expire, and the Company is not aware of any reason why any such determination letter could be revoked or should not be issued.

                    (k) Except as set forth in Part 2.17(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation the transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other material payment or obligation to any current or former employee or director of the Company (whether or not under any Plan), materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 2.17(k) of the Company Disclosure Schedule), the consummation of the transactions contemplated by this Agreement will not result in the material acceleration of vesting of any unvested Company Options.

                    (l) Part 2.17(l) of the Company Disclosure Schedule identifies each employee of the Company as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), years employed and position. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Company are "at will" employees.

                    (m) As of the date of this Agreement, there is no employee of the Company who is not fully available to perform work because of disability or other leave.




                                      16.

                    (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                    (o) The Company has no Knowledge of any facts indicating that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company, or
(ii) any of the employees of the Company intend to terminate his or her employment with such the Company.

               2.18 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession of all permits and other Governmental Authorizations required of them under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Since January 1, 1999 the Company has received no notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company, no current or prior owner of any property leased by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance in all material respects with any Environmental Law. With respect to Suite 402 at One Ridgewood Place, 400 Boot Road, Downingtown, Pennsylvania 19335: (i) such property is free of any material environmental contamination of any nature; (ii) such property does not presently contain any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) such property does not presently contain any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. No Company has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list,
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.18: (A) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.)

               2.19 INSURANCE. The Company has delivered to the Purchaser certificates of insurance and summaries of all insurance policies and all self insurance programs and arrangements relating to the business, assets and operations of the Company. Each of such insurance policies is in full force and effect. Since January 1, 1999, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) experience-based adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of the Company.




                                      17.

               2.20 RELATED PARTY TRANSACTIONS. Expect as set forth in Part 2.20(i) of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 1, 1999 had, any direct personal ownership interest (as opposed to an interest as a Shareholder) in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since January 1, 1999 been, indebted to the Company; (c) since January 1, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since January 1, 1999 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.20, each of the following shall be deemed to be a "RELATED PARTY": (i) each individual who is, or who has at any time since January 1, 1999 been, an officer of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.) Part 2.20(ii) of the Company Disclosure
Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

               2.21 LEGAL PROCEEDINGS; ORDERS.

                    (a) There is no pending Legal Proceeding and no Person has, to the Knowledge of the Company, threatened to commence any Legal Proceeding:
(i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                    (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

               2.22 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held on May 28, 2002) has (a) authorized and approved the execution, delivery and performance of this Agreement by the Company, and
(b) approved the transactions contemplated therein. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company is not subject to any takeover law or similar Legal Requirement that applies to the transactions contemplated by this Agreement.

               2.23 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by the Company nor (2) the consummation of the transactions contemplated by this Agreement by the Company, will (with or without notice or lapse of time):




                                      18.

                    (a) contravene, conflict with or result in a violation of
(i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of the Company or (ii) any effective resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company;

                    (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to prohibit or delay the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                    (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

                    (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any term of such Material Contract; or

                    (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

Except as set forth in Part 2.23 of the Company Disclosure Schedule, the Company neither was, is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the transactions contemplated by this Agreement.

               2.24 FINANCIAL ADVISOR. Except as set forth in Part 2.24 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, which fees or commissions are set forth in Part 2.24 of the Company Disclosure Schedule and shall be paid by the Selling Shareholders.

               2.25 FULL DISCLOSURE. This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 8.6(e)(i) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact or (ii) omit to state any material fact of which the Company has Knowledge and which is necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. The Company Disclosure Schedule (including any update thereto) is complete and accurate in all material respects.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

        Each of the Selling Shareholders, severally and not jointly, represents and warrants, to and for the benefit of the Indemnitees, as follows:




                                      19.

               3.1 TITLE TO SHARES. Such Selling Shareholder has and the Purchaser will acquire at the Closing, good and valid title to the Shares set forth on Exhibit A with respect to such Selling Shareholder, free and clear of any Encumbrances. Such Selling Shareholder has delivered to the Purchaser accurate and complete copies of the stock certificates (or affidavits of loss) evidencing the Shares set forth on Exhibit A with respect to such Selling Shareholder, except with respect to any Shares issued upon the exercise by such Selling Shareholder of stock options effective as of the Closing ("CLOSING OPTIONS").

               3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. After giving effect to the termination of the Shareholders' Agreement, such Selling Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Shareholder's obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other agreements will constitute the legal, valid and binding obligation of such Selling Shareholder who is a party thereto, and will be enforceable against such Selling Shareholder in accordance with its terms.

               3.3 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by such Selling Shareholder nor (2) the consummation of the transactions contemplated by this Agreement by such Selling Shareholder, will (with or without notice or lapse of time):

                   (a) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any order, writ, injunction, judgment or decree to which such Selling Shareholder is bound; or

                   (b) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which such Selling Shareholder is a party or by which such Selling Shareholder is bound.

Except as set forth in Part 3.3 of such Selling Shareholder's Disclosure Schedule, such Selling Shareholder neither was, is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the transactions contemplated by this Agreement.

               3.4 CAPACITY OF SELLING SHAREHOLDER.

                   (a) Such Selling Shareholder has the capacity to comply with and perform all of such Selling Shareholder's covenants and obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party.

                   (b) Such Selling Shareholder:

                       (i) has not, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder, any bankruptcy petition or similar filing which has not been discharged, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Shareholder's assets, (D) admitted in writing such Selling Shareholder's inability to pay such Selling Shareholder's debts as they become due or (E) taken or been the subject of any action that may have an adverse effect on such Selling Shareholder's ability to




                                      20.

comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements; or

                       (ii) is not subject to any Order that may have an adverse effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements.

                   (c) There is no Legal Proceeding pending, and, to the Knowledge of such Selling Shareholder, no Person has threatened to commence any Legal Proceeding, that may have an adverse effect on the ability of such Selling Shareholder to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements. To the Knowledge of such Selling Shareholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               3.5 FULL DISCLOSURE.

                   (a) This Agreement (including such Selling Shareholder's Disclosure Schedule) does not, and the certificate referred to in Section 8.6(e)(ii) will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact with respect to such Selling Shareholder or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading with respect to such Selling Shareholder. Each Selling Shareholder's Disclosure Schedule (including any update thereto) is complete and accurate in all material respects.

                   (b) To the knowledge of such Selling Shareholder, this Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 8.6(e)(i) will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact with respect to the Company or (b) omit to state any material fact known to such Selling Shareholder necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading with respect to the Company.

               3.6 BROKERS. Such Selling Shareholder has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the transactions contemplated by this Agreement.

        SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Company and the Selling Shareholders as follows:

               4.1 ORGANIZATION, STANDING AND POWER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all necessary corporate power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which




                                      21.

it is bound. The Purchaser is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified could have a Material Adverse Effect on the Purchaser.

               4.2 AUTHORITY; BINDING NATURE OF AGREEMENT. The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. No vote of the Purchaser's stockholders is necessary to approve the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               4.3 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by the Purchaser nor (2) the consummation of the transactions contemplated by this Agreement by the Purchaser, will (with or without notice or lapse of time):

                   (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Purchaser or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Purchaser;

                   (b) contravene, conflict with or result in a material violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement; or

                   (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Purchaser or that otherwise relates to the business of the Purchaser or to any of the assets owned or used by the Purchaser.

Except as may be required by the Exchange Act and the Delaware General Corporation Law, the Purchaser neither was, is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the transactions contemplated by this Agreement.

        SECTION 5. CERTAIN COVENANTS OF THE COMPANY

               5.1 ACCESS AND INVESTIGATION.

                   (a) During the period from the date of this Agreement through the Closing Date (the "PRE-CLOSING PERIOD"), the Company shall: (i) provide the Purchaser and the Purchaser's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and prepared in the ordinary course of business; and (ii) provide the Purchaser and the Purchaser's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company and prepared in the ordinary course of business, and with such additional financial, operating and other data and information regarding the Company, as the Purchaser may reasonably request. Without limiting the




                                      22.

generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide the Purchaser with copies of:

                       (i) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Company and the related unaudited monthly consolidated statements of operations and statements of cash flows and (B) copies of any sales forecasts, development plans and hiring reports prepared for the Company's senior management;

                       (ii) any written materials or communications sent by or on behalf of the Company to its shareholders;

                       (iii) any material notice, document or other communication sent by or on behalf of the Company to any party to the Company Contract or sent to the Company by any party to the Company Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such the Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                       (iv) any notice, report or other document filed with or sent to any Governmental Body in connection with any of the transactions contemplated by this Agreement; and

                       (v) any notice, report or other document received by the Company from any Governmental Body.

                   (b) The parties acknowledge that all investigations and discussions conducted by each of them pursuant to this Section 5.1 shall be subject to that certain Confidentiality Agreement dated November 16, 2001 between the Purchaser and the Company.

               5.2 OPERATION OF THE COMPANY'S BUSINESS.

                   (a) During the Pre-Closing Period: (i) the Company shall ensure that it conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in substantial compliance with all applicable Legal Requirements and the material requirements of all Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; and (iii) the Company shall keep in full force or renew all insurance policies referred to in Section 2.19.

                   (b) Except as indicated on Part 5.2(b) of the Company Disclosure Schedules, during the Pre-Closing Period, the Company shall not, without the prior written consent of the Purchaser:

                       (i) declare, accrue, set aside or pay any or make any other distribution with respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for the repurchase of Common Stock from employees or consultants upon termination of their employment or consulting relationship with the Company;

                       (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or




                                      23.

other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security;

                       (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                       (iv) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                       (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity (other than liquid investment Securities acquired in market transactions);

                       (vi) make any capital expenditure (except that the Company may make capital expenditures in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 in the aggregate);

                       (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by any Material Contract (other than renewals of existing Contracts pursuant to terms as currently in effect);

                       (viii) amend or terminate, or voluntarily waive or exercise any material right or remedy under, any Material Contract;

                       (ix) (A) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except for product sales in the ordinary course of business and consistent with past practices) or (B) waive or relinquish any material right;

                       (x) lend money to any Person, or incur or guarantee any indebtedness for borrowed money;

                       (xi) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for increases required by existing Contracts disclosed on the Company Disclosure Schedule or otherwise in the ordinary course of business;

                       (xii) hire any employee;

                       (xiii) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                       (xiv) make any Tax election inconsistent with past practices;




                                      24.

                       (xv) initiate any Legal Proceeding (other than collection proceedings relating to receivables, proceedings to enforce this Agreement or proceedings to protect rights or assets of the Company) or settle any Legal Proceeding (other than in any of the foregoing cases);

                       (xvi) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                       (xvii) agree or legally commit to take any of the actions described in the foregoing subsections of this Section 5.2(b).

               5.3 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

                   (a) During the Pre-Closing Period, the Company shall promptly notify the Purchaser in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;
(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 or Section 9 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company shall promptly advise the Purchaser in writing of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company. No notification given to the Purchaser pursuant to this Section 5.3(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                   (b) During the Pre-Closing Period, if any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to the Purchaser an update to the Company Disclosure Schedule specifying such change. Except as provided in Section 11.2(a) and Section 11.2(b), no such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

               5.4 NO SOLICITATION.

                   (a) During the Pre-Closing Period, neither the Company (whether directly or indirectly), nor any Representative of the Company shall directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of




                                      25.

intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

                   (b) The Company shall promptly notify the Purchaser in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its affiliates during the Pre-Closing Period. The Company shall promptly advise the Purchaser of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep the Purchaser fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto. The Company also shall promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

               5.5 DISCLOSURE. During the Pre-Closing Period, neither the Company nor any Representative of the Company shall make any disclosure regarding any of the transactions contemplated by this Agreement unless the Purchaser shall have approved such disclosure.

               5.6 RESIGNATION OF OFFICERS AND DIRECTORS. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to obtain and deliver to the Purchaser on or prior to the Closing the resignation of each officer and director from positions as an officer and director of the Company.

               5.7 COMPANY OPTIONS. During the Pre-Closing Period:

                   (a) The Company shall take all actions as are necessary to cause all outstanding Company Options to be terminated or exercised at or prior to the Closing.

                   (b) The Company shall cause all holders of Company Options on the date of this Agreement to execute this Agreement simultaneous with the exercise of such Company Options.

                   (c) With regard to Closing Options, the Company shall issue stock certificates in the name of the Purchaser upon exercise by a Selling Shareholder.

                   (d) Except as set forth in Part 2.16(e) of the Company Disclosure Schedule, the Company shall cause the termination or exercise of Company Options to occur in a manner that does not result in any Tax Liability to the Company.

               5.8 TERMINATION OF EMPLOYEE PLANS. During the Pre-Closing Period, the Company shall ensure that its Stock Option Plan shall be terminated immediately prior to the Closing Date.

               5.9 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company shall use all commercially reasonable efforts to ensure that all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company (except as provided generally by such Company's articles of incorporation and bylaws (or similar organizational documents) or by applicable law) are validly and effectively terminated as of the Closing Date.




                                      26.

               5.10 RELEASES. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to cause the individuals listed on Schedule 8.6(c) to execute and deliver to the Company and the Purchaser a Release in the form of Exhibit D.

               5.11 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to cause each of the individuals listed on Schedule 8.6(a) to execute and deliver to the Company and the Purchaser (a) acceptance of an employment offer letter delivered by the Purchaser; and (b) an Employee Noncompetition Agreement in the form of Exhibit C.

               5.12 SHAREHOLDER NONCOMPETITION AGREEMENTS. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to cause the shareholders of the Company listed on Schedule 8.6(d) to execute and deliver to the Company and the Purchaser a Shareholder Noncompetition Agreement in the form of Exhibit E.

        SECTION 6.CERTAIN COVENANTS OF THE SELLING SHAREHOLDERS

               6.1 DISCLOSURE. Each Selling Shareholder shall not, and shall not permit any of his, her or its Representatives to, make any disclosure regarding this Agreement or any of the transactions contemplated by this Agreement unless the Purchaser shall have approved such disclosure.

               6.2 NOTIFICATION; UPDATES TO SELLING SHAREHOLDER'S DISCLOSURE SCHEDULE.

                   (a) During the Pre-Closing Period, each Selling Shareholder shall promptly notify the Purchaser in writing of: (i) the discovery by such Selling Shareholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by such Selling Shareholder in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by such Selling Shareholder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of such Selling Shareholder; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 or Section 9 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, each Selling Shareholder shall promptly advise the Purchaser in writing of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company. No notification given to the Purchaser pursuant to this Section 6.2(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of any of the Selling Shareholders contained in this Agreement.

                   (b) During the Pre-Closing Period, if any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.2(a) requires any change in such Selling Shareholder's Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming such Selling Shareholder's Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then such Selling Shareholder shall promptly deliver to the Purchaser an update to such Selling Shareholder's Disclosure Schedule specifying such change. Except as provided in Section 11.2(c), no such update shall be deemed to supplement or amend such Selling Shareholder's Disclosure Schedule for the




                                      27.

purpose of (i) determining the accuracy of any of the representations and warranties made by such Selling Shareholder in this Agreement or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

               6.3 PARTIES TO THIS AGREEMENT. Each Selling Shareholder hereby agrees to the inclusion of the Company as a party to this Agreement.

               6.4 TERMINATION OF AGREEMENTS. Each Selling Shareholder, to the extent he, she or it is a party to the Shareholders Agreement, hereby waives the provisions of the Shareholders Agreement with respect to the transactions contemplated by this Agreement and terminates such Shareholders Agreement effective immediately prior to the Closing.

               6.5 DISCLOSURE. Except for disclosures made to the Internal Revenue Service or state tax authorities in connection with the filing of tax returns or as otherwise required by law, no Selling Shareholder nor any Representative of any Selling Shareholder shall make any disclosure regarding any of the transactions contemplated by this Agreement unless the Purchaser shall have approved such disclosure.

               6.6 TAX MATTERS. Except as agreed between the parties, no Selling Shareholder shall take any action or refrain from taking any action that could jeopardize the Company's status as an S corporation (as such term is defined in Section 2.16(f) hereof).

        SECTION 7.ADDITIONAL COVENANTS OF THE PARTIES

               7.1 FILINGS AND CONSENTS. During the Pre-Closing Period, as promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. Each party shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

               7.2 REGULATORY APPROVALS. During the Pre-Closing Period, each party shall use commercially reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

               7.3 ADDITIONAL AGREEMENTS.

                   (a) During the Pre-Closing Period, subject to Section 7.3(b), the Purchaser and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 7.3(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with any of the transactions contemplated by this Agreement, and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the transactions contemplated by this Agreement. The




                                      28.

Company shall promptly deliver to the Purchaser a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                   (b) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not have any obligation under this
Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause the Company to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other intellectual property, or to commit to cause the Company to license or otherwise make available to any Person any technology, software or other intellectual property;
(iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause the Company to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of the Company.

               7.4 PUBLIC STATEMENTS. Purchaser shall have the sole right to issue press releases and make public announcements regarding this Agreement and the transactions contemplated hereby and shall notify and consult with the Company and Shareholders' Agent before issuing any press releases or otherwise making any public announcements regarding this Agreement or the other parties hereto and any filing with Governmental Body with respect to this Agreement or the transactions contemplated hereby.

               7.5 TAX MATTERS.

                   (a) The Company and the Selling Shareholders shall make joint elections with the Purchaser under Section 338(h)(10) of the Code (the "Section 338(h)(10) Election") and comparable state or local income tax provisions, with respect to the purchase of the Shares. The Company and the Selling Shareholders shall take all actions necessary or advisable with respect to such elections.

                   (b) The Purchaser, the Selling Shareholders and the Company agree to allocate the purchase price of such Shares among the assets of the Company that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code, the Treasury regulations promulgated thereunder, and comparable state income tax provisions, in a manner consistent with the reasonable allocation provided by the Purchaser prepared in accordance with Sections 338 and 1060 of the Code (the "ASSET ALLOCATION"). Purchaser will provide the Asset Allocation to the Selling Shareholders within sixty (60) days of the Closing Date. The Purchaser, the Company and the Selling Shareholders shall use the Asset Allocation for purposes of all relevant reports and returns with respect to Taxes.

                   (c) Subject to the provisions of Section 6.6 hereof and this
Section 7.5, Selling Shareholders shall prepare or cause to be prepared at the Selling Shareholders' expense all income and franchise Tax Returns with respect to Company taxable periods ending on or before the Closing Date (the "PRE-CLOSING RETURNS"). Selling Shareholders shall pay all Taxes with respect to periods covered by the Pre-Closing Returns. Selling Shareholders shall forward to Purchaser the Pre-Closing Returns that have not been filed on or before the Closing Date at least fifteen days prior to the due date (including extensions) for filing the Pre-Closing Returns. The Selling Shareholders shall permit Purchaser to review and comment on each Pre-Closing Return prior to filing, and shall make such revisions to the Pre-Closing Returns as are reasonably requested by Purchaser. Purchaser shall timely file the Pre-Closing Returns with the appropriate Governmental Body. If requested by Selling




                                      29.

Shareholders, Purchaser shall timely file a request for extension to file any Pre-Closing Returns. Notwithstanding the foregoing, Purchaser shall be entitled to prepare or cause to be prepared any Pre-Closing Returns if there has been a breach of Section 2.16 hereof.

                   (d) Unless required by a Governmental Body, Purchaser shall not amend any Company income Tax Return for periods ending on or before the Closing Date.

                   (e) Selling Shareholders and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, outside public accounting firm and representatives reasonably to cooperate, in preparing and filing all Tax Returns of the Company, including maintaining and making available to each other all records necessary in connection with Taxes and Tax Returns and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Purchaser and Selling Shareholders recognize that Selling Shareholders will need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by the Company to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Purchaser agrees that from and after the Closing Date Purchaser shall, and shall cause the Company to, (A) retain and maintain such records until such time as Selling Shareholders determine that such retention and maintenance is no longer necessary and (B) allow Selling Shareholders and their agents and representatives, to inspect, review and make copies of such records as Selling Shareholders may deem necessary or appropriate from time to time.

                   (f) For a period of seven years from the Closing Date, Purchaser shall not, and shall cause the Company not to, dispose of or destroy any of the business records and files of the Company relating to Taxes in existence on the Closing Date without first offering to turn over possession thereof to Selling Shareholders by written notice to Selling Shareholders at least thirty days prior to the proposed date of such disposition or destruction.

                   (g) Selling Shareholders shall have control of any Claim by or audit or other proceedings with a Governmental Body ("TAX CLAIM") with respect to all Tax Returns of the Company for taxable periods ending on or before to the Closing Date, provided that under no circumstance shall the Company or Purchaser incur or suffer any liability or adverse effect attributable to any such Claim, audit or other proceeding ("SELLER TAX CLAIMS"). Selling Shareholders shall make all decisions concerning the settlement or contest of any Seller Tax Claim or any related litigation with respect to the item which is the subject of the Seller Tax Claim; provided, however that Selling Shareholders shall not settle any Seller Tax Claim in any manner which would adversely affect the Company without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Selling Shareholders shall be responsible for all of the costs and expenses associated with any such proceeding concerning a Seller Tax Claim.

                   (h) Purchaser shall have control of any Tax Claims with a Governmental Body that is not a Seller Tax Claim.

                   (i) To the extent permitted by applicable law, the Selling Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Selling Shareholders for such periods, including but not limited to any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election. The Selling Shareholders shall also pay, when due, any Tax imposed on the Company or its Subsidiaries attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code Section 1374, (ii) any Tax imposed under Treasury Regulations Section 1.338(h)(10)-1(e)(5) or (iii) any state, local or foreign Tax imposed on the Company's or its Subsidiaries' gain. If the Company is obligated to any




                                      30.

Governmental Body with respect to any Tax described in the preceding sentence, the Selling Shareholders shall pay such tax to the Purchaser immediately upon demand thereof by the Purchaser.

                   (j) With respect to any other income or franchise tax returns for any taxable period that includes but does not end on the Closing Date (the "STRADDLE TAX RETURNS"), the Purchaser shall prepare a schedule (the "APPORTIONMENT SCHEDULE") apportioning the taxable income or loss and all other items of the Company allocable to the period up to and including the Closing Date (the "PRE-CLOSING PERIOD") and the period after the Closing Date (the "POST-CLOSING PERIOD") by an interim closing of the books as of the end of the day on the Closing Date.

                   (k) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid one-half by the Purchaser and one-half by the Selling Shareholders when due, and the party required by applicable law will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the other parties will, and will cause their affiliates to join in the execution of such Tax Returns and other documentation. The expense of such filings shall be paid one-half by the Purchaser and one-half by the Selling Shareholders.

                   (l) Each of the Selling Shareholders, the Company and the Purchaser shall promptly inform, keep regularly apprised of the progress with respect to, and notify the other parties in writing not later than (i) five (5) business days after receipt of any notice of any audit or (ii) ten (10) business days prior to the settlement or final determination of any audit for which it was responsible pursuant to this Section 7.5 which could affect the Tax liability of any other party for any taxable year.

                   (m) At or prior to Closing, the Selling Shareholders shall deliver to the Shareholders' Agent completed copies of Internal Revenue Service Form 8023 and comparable state forms, executed by the Selling Shareholders. If any changes are required to be made to these forms as a result of information that is first available after the Closing Date, the parties shall promptly agree on such changes.

               7.6 EMPLOYEE CLOSING BONUSES. The Company has disclosed on
Schedule 7.6 of the Purchase Agreement the amount of the bonus payments that the Company has declared and which remain unpaid (each such bonus, an "ACCRUED EMPLOYEE BONUS") and the Company shall provide evidence reasonably satisfactory to the Purchaser demonstrating that the aggregate amount of such Accrued Employee Bonuses (together with all taxes payable by the Company in respect of such closing bonuses) has been accrued for in the Company's financial statements. Immediately following or simultaneously with the Closing, to the extent that the Company has not previously paid the Accrued Employee Bonuses, the Purchaser shall pay, or shall cause the Company to pay, the Accrued Employee Bonuses due to the persons indicated on Schedule 7.6. The parties agree that the Shareholders shall not be liable for the Company share of employment related taxes associated with the Accrued Employee Bonus and the option exercises referred to in Section 1.4(d)(ii) under Section 11 hereof.

               7.7 LIFE INSURANCE POLICY. The Company shall assign ownership of and deliver the life insurance policy referred to in Section 1.4(d) to Theodore
D. Inoue promptly after payment therefor at the Closing.




                                      31.

        SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER.

        The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

               8.1 ACCURACY OF REPRESENTATIONS.

                   (a) The representations and warranties of the Company contained in this Agreement which are not subject to Material Adverse Effect or materiality qualifiers shall have been accurate in all material respects, and the representations and warranties of the Company contained in this Agreement that are subject to Material Adverse Effect or other materiality qualifiers shall have been accurate in all respects, in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date). Any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

                   (b) The representations and warranties of each Selling Shareholder contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) (it being understood that, for purposes of determining the accuracy of the representation and warranty in
Section 3.5 as of the date hereof and as of the Closing Date, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such the representations and warranties shall be disregarded. Any update of or modification to the Selling Shareholders' Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

               8.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company or any Selling Shareholder is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

               8.3 SHAREHOLDER APPROVAL. This Agreement shall have been executed by all holders of Company Common Stock as of, and giving effect to, the Closing.

               8.4 STOCK CERTIFICATES. The Selling Shareholders shall have delivered to the Purchaser the certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers).

               8.5 CONSENTS. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

               8.6 AGREEMENTS AND DOCUMENTS. The Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

                   (a) employment offer letters accepted and executed by each of the individuals set forth on Schedule 8.6(a);

                   (b) Employee Noncompetition Agreements in the form of Exhibit C, executed by each of the individuals set forth on Schedule 8.6(a);




                                      32.

                   (c) Releases in the form of Exhibit D, executed by each of the individuals set forth on Schedule 8.6(c);

                   (d) Shareholder Noncompetition Agreements in the form of Exhibit E, executed by each of the shareholders of the Company set forth on
Schedule 8.6(d);

                   (e) (i) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 8.1(a), 8.2, 8.3, 8.5, 8.7, 8.8, 8.9, 8.10 and 8.11 have been duly satisfied
(the "COMPANY CLOSING CERTIFICATE"); and (ii) a certificate executed on behalf of the Selling Shareholders by the Shareholders' Agent confirming that the condition set forth in Section 8.1(b) has been duly satisfied and, with respect to each Selling Shareholder, that the conditions set forth in Sections 8.2, 8.7,
8.8 and 8.9 have been duly satisfied (the "SELLING SHAREHOLDERS' CLOSING CERTIFICATE");

                   (f) the written resignations of all officers and directors from positions as an officer and director of the Company effective as of the Closing Date;

                   (g) a legal opinion of Blank Rome Comisky & McCauley LLP, dated as of the Closing Date, in the form of Exhibit F hereto;

                   (h) the valid and effective termination of the Shareholders Agreement and any other agreements among Company shareholders;

                   (i) the valid and effective termination as of the Closing Date of provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company, except as provided generally by the Company's articles of incorporation and bylaws (or similar organizational documents) or by applicable law;

                   (j) the Escrow Agreement in the form of Exhibit G hereto, executed by the Purchaser, the Shareholders' Agent and the Escrow Agent; and

                   (k) Separate and final invoices from S.D. Goldfine & Company and Grant Thornton LLP with respect to fees and expenses incurred by the Company and/or the Selling Shareholders in connection with the transactions contemplated by this Agreement and a letter from Blank Rome Comisky & McCauley LLP providing that Blank Rome Comisky & McCauley LLP will not seek recovery from the Company or the Purchaser after the Closing for any fees and expenses incurred by the Company and/or the Selling Shareholders.

               8.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

               8.8 NO GOVERNMENTAL LITIGATION. There shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and neither the Purchaser nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (b) relating to the transactions contemplated by this Agreement and seeking to obtain from the Purchaser or any of its Subsidiaries, or the Company, any damages or other relief that would be




                                      33.

material to the Purchaser; (c) seeking to prohibit or limit in any material respect the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or
(d) which would materially and adversely affect the right of the Purchaser or the Company to own the assets or operate the business of the Company.

               8.9 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that could have a Material Adverse Effect on the Company or a Material Adverse Effect on the Purchaser or: (a) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (b) relating to the transactions contemplated by this Agreement and seeking to obtain from the Purchaser or any of its Subsidiaries, or the Company, any damages or other relief that could be material to the Purchaser; or (c) seeking to prohibit or limit in any material respect the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company.

               8.10 TERMINATION OF EMPLOYEE PLANS AND COMPANY OPTIONS. The Company shall have provided the Purchaser with evidence, reasonably satisfactory to the Purchaser, as to the termination of the benefit plan referred to in
Section 5.7. All Company Options shall have been terminated or exercised at or prior to the Closing and, as of the Closing, other than the Shares, there shall not be (i) any outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; or (ii) any outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company.

               8.11 ABSENCE OF MATERIAL ADVERSE EFFECT ON THE COMPANY. There shall have been no change in the business, condition, assets, liabilities, results of operations or prospects of the Company since the date of this Agreement which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

        SECTION 9.CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS

        The obligations of the Company and the Selling Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

               9.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Purchaser contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date hereof and as of the Closing Date, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

               9.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

               9.3 CERTIFICATE. The Company shall have received a certificate executed on behalf of Purchaser by an executive officer of Purchaser, confirming that conditions set forth in Sections 9.1, 9.2, 9.4 and 9.5 and have been duly satisfied.




                                      34.

               9.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions by the Company illegal.

               9.5 NO GOVERNMENTAL LITIGATION. There shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and neither the Purchaser nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

               9.6 ESCROW AGREEMENT. The Company shall have received a copy of the Escrow Agreement, executed by the Purchaser and the Escrow Agent.

        SECTION 10. TERMINATION

               10.1 TERMINATION. This Agreement may be terminated prior to the Closing Date (whether before or after execution of this Agreement by all of the shareholders of the Company):

                    (a) by mutual written consent of the Purchaser, the Company and the Shareholders' Agent;

                    (b) by any of the Purchaser, the Company or the Shareholders' Agent if the transactions contemplated by this Agreement shall not have been consummated by July 31, 2002 (the "TERMINATION DATE") (unless the failure to consummate the transaction is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing
Date);

                    (c) by any of the Purchaser, the Company or the Shareholders' Agent if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                    (d) by the Purchaser if (i) the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or
(ii) the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied; provided, however, that if an inaccuracy in the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company within twenty (20) days and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Purchaser may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach; or




                                      35.

                    (e) by the Company or the Shareholders' Agent if (i) any of the Purchaser's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.1 would not be satisfied, or (ii) if any of the Purchaser's covenants contained in this Agreement shall have been breached such that the condition set forth in Section
9.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Purchaser's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Purchaser is curable by the Purchaser within twenty (20) days and the Purchaser is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 10.1(e) on account of such inaccuracy or breach.

               10.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Sections 10.1(b), (c) or (d), the Purchaser shall deliver to the Company a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Company or the Shareholders' Agent wishes to terminate this Agreement pursuant to Sections 10.1(b), (c) or (e), the Company shall deliver to the Purchaser a notice, in writing, stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

               10.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect (and, except as provided in this Section 10.3, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, shareholders or Affiliates); provided, however, that (i) this Section 10.3, Section 10.4 and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

               10.4 EXPENSES. Except as set forth in this Section 10.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, it being understood that the expenses of the Company and the Selling Shareholders shall be paid by or on behalf of the Selling Shareholders, and the Purchaser shall be entitled to be reimbursed from the General Escrow Fund the amount of any such out-of-pocket or other expenses of the Company that are incurred to third parties which are not deducted pursuant to Section 1.4(d)(i) hereof from the amount paid by the Purchaser on the Closing Date.

        SECTION 11. INDEMNIFICATION, ETC.

               11.1 SURVIVAL OF REPRESENTATIONS, ETC.

                    (a) The representations and warranties made by the Company and the Selling Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate), other than the representations and warranties set forth in Section 2.16, and the representations and warranties made by the Selling Shareholders (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Selling Shareholders' Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date, and the representations and warranties made by the Company and the Selling Shareholders in Section 2.16 shall survive the Closing and shall expire one month after the expiration of the longest federal or state statute of




                                      36.

limitations period pertaining to the matters for which the Purchaser may seek indemnification from the Seller Indemnitors under Section 11.2(a)(iii) or 11.2(b) of this Agreement; provided, however, that (A) in the event that a dispute exists between the Purchaser and the United States Treasury or any applicable state or local taxing authority with respect to any such tax matter, then the representations and warranties made by the Company and the Selling Shareholders in Section 2.16 shall instead expire one month after the date that is 30 days after the final resolution of such dispute if such dispute is resolved after the expiration of the longest federal or state statute of limitations period pertaining to the matters for which the Purchaser may seek indemnification from the Seller Indemnitors under Section 11.2(a)(iii) or 11.2(b) of this Agreement; (B) in the event that an extension of any relevant federal or state statute of limitation has in good faith been requested by or consented to by the Purchaser and/or the Company, then the representations and warranties made by the Company and the Selling Shareholders in Section 2.16 shall instead expire one month after the date that is 30 days after the termination of such extended limitations period if such extended limitations period terminates or expires after the expiration of the longest federal or state statute of limitations period pertaining to the matters for which the Purchaser may seek indemnification from the Seller Indemnitors under Section 11.2(a)(iii) or 11.2(b) of the Agreement; provided, further however, that if, at any time prior to the first anniversary of the Closing Date (or, with respect the Section 2.16, at any time prior to the date of expiration of the representations and warranties made by the Company and the Selling Shareholders in Section 2.16), any Purchaser Indemnitee (acting in good faith) delivers to the Shareholders' Agent (as defined in Section 12.1) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company or the Selling Shareholders (and setting forth in reasonable detail the basis for such Purchaser Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
11.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the applicable termination date until such time as such claim is fully and finally resolved. The representations and warranties made by the Purchaser (including the representations and warranties set forth in Section 4 and the representations and warranties set forth in the Purchaser Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, the Shareholders' Agent (acting in good faith) delivers to the Purchaser a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Purchaser (and setting forth in reasonable detail the basis for such Shareholders' Agent's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the termination date until such time as such claim is fully and finally resolved.

                    (b) The representations, warranties, covenants and obligations of the Company and the Selling Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               11.2 INDEMNIFICATION.

                    (a) From and after the Closing Date (but subject to Section 11.1(a), 11.2(d), 11.3(a) and the other limitations set forth in this Section
11), the shareholders of the Company who shall have received, or shall be entitled to receive, cash consideration pursuant to Section 1 of this Agreement (the "SELLER INDEMNITORS"), jointly and severally, shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, and the General Escrow Fund shall be available to compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are directly or indirectly suffered




                                      37.

or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as of the date of this Agreement or the Closing Date as if made on and as of the Closing Date (in each case as modified by the Company Disclosure Schedule as of the date of this Agreement and as updated on or prior to the Closing Date to reflect events or circumstances occurring during the Pre-Closing Period) (in each case without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any breach of any covenant or obligation of the Company set forth in Section 5 or Section 7;
(iii) any state or local sales or use tax liabilities or Federal, state or local income or franchise tax liabilities (including in each case any interest and/or penalties) with respect to periods (or portions thereof) prior to the Closing Date, including any federal or state corporate-level taxes due and payable as a result of any inadvertent termination of the Company's status as an S corporation (as defined in Section 2.16(f)) prior to the Closing Date; (iv) any amount by which the aggregate amount of all indebtedness of the Company for borrowed money (excluding capital leases and trade payables incurred in the ordinary course of business) and for liabilities to shareholders of the Company as of the Closing Date exceeds $767,534; and/or (v) any Legal Proceeding relating to any inaccuracy or breach or other matter of the type referred to in clause "(i)", "(ii)," "(iii) or "(iv)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11).

                    (b) The Tax Escrow Fund shall be available solely to compensate and reimburse each of the Purchaser Indemnitees for any Damages that are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2.16 as of the date of this Agreement or the Closing Date as if made on and as of the Closing Date (in each case as modified by the Company Disclosure Schedule as of the date of this Agreement and as updated on or prior to the Closing Date to reflect events or circumstances occurring during the Pre-Closing Period) (in each case without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any breach of any covenant or obligation of the Company set forth in Section 5.2(b)(xiv) or Section 7.5; (iii) any state or local sales or use tax liabilities or Federal, state or local income or franchise tax liabilities (including in each case any interest and/or penalties) with respect to periods (or portions thereof) prior to the Closing Date, including any federal or state corporate-level taxes due and payable as a result of any inadvertent termination of the Company's status as an S corporation (as defined in Section 2.16(f)) prior to the Closing Date; and/or (iv) any Legal Proceeding relating to any inaccuracy or breach or other matter of the type referred to in clause "(i)", "(ii)" or "(iii) above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11).

                    (c) From and after the Closing Date (but subject to Section 11.1(a), 11.2(d), 11.3(a) and the other limitations set forth in this Section
11), each of the Selling Shareholders, severally (and not jointly), shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, and the General Escrow Fund shall be available to compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a




                                      38.

result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of such Selling Shareholder set forth in Section 3 as of the date of this Agreement or as of the Closing Date as if made on and as of the Closing Date (in each case as modified by such Selling Shareholder's Disclosure Schedule as of the date of this Agreement and as updated on or prior to the Closing Date to reflect events or circumstances occurring during the Pre-Closing Period); (ii) any breach of any covenant or obligation of such Selling Shareholder set forth in Section 6; and/or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
11).

                    (d) Except with respect to claims based on fraud, the Seller Indemnitors shall not be required to make any indemnification payment pursuant to Sections 11.2(a) or 11.2(c) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds $135,000 in the aggregate; provided, however, that in the event that the Purchaser Indemnitees suffer or incur Damages as a result of a breach of any representation or warranty contained in Section 2.9 of this Agreement, the Seller Indemnitors shall not be required to make any payment pursuant to Section 11.2(a) in connection with such breach of a representation or warranty contained in Section
2.9 of this Agreement until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds $200,000 in the aggregate. Except with respect to claims based on fraud, if the total amount of such Damages exceeds $135,000 (or, if the only Damages relate to a breach of any representation or warranty contained in Section 2.9 of this Agreement, $200,000), then the Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $135,000 (or, if the only Damages relate to a breach of any representation or warranty contained in Section 2.9 of this Agreement, $200,000), provided that in no event shall the Seller Indemnitors, in the aggregate, be liable for more than $19.5 million. Notwithstanding the foregoing, Damages directly or indirectly suffered or incurred by the Purchaser Indemnitees for (i) any amount by which the aggregate amount of all indebtedness of the Company for borrowed money (excluding capital leases and trade payables incurred in the ordinary course of business) and for liabilities to shareholders of the Company as of the Closing Date exceeds $767,534 and/or (ii) any inaccuracy in or breach of any representation or warranty of the Company and the Selling Shareholders set forth in Section 2.16, any breach of Section 6.6 or Section 7.5 hereof, or any state or local sales or use tax liabilities or Federal, state or local income or franchise tax liabilities (including in each case any interest and/or penalties) with respect to periods (or portions thereof) prior to the Closing Date, including any federal or state corporate-level taxes due and payable as a result of any inadvertent termination of the Company's status as an S corporation (as defined in Section 2.16(f)) prior to the Closing Date, shall not be subject to or counted towards the deductible or cap on liability provided by this Section 11.2(d) and Section 11.3(a).

                    (e) From and after the Closing Date, Purchaser shall indemnify and hold harmless each of the Selling Shareholders from and against any Damages that are directly or indirectly suffered or incurred or to which any of the Selling Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim), and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of the Purchaser set forth in
Section 4 as of the date of this Agreement or as of the Closing Date as if made on or as of the Closing Date; (ii) any breach of any covenant or obligation of the Purchaser set forth in Section 7; and/or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal




                                      39.

Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11).

                    (f) Except with respect to claims based on fraud, the Purchaser Indemnitors shall not be required to make any indemnification payment pursuant to Section 11.2(e) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Seller Shareholders, or to which any one or more of the Selling Shareholders has or have otherwise become subject, exceeds $135,000 in the aggregate. Except with respect to claims based on fraud, if the total amount of such Damages exceeds $135,000, then the Selling Shareholders shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $135,000, provided that in no event shall the Purchaser Indemnitors, in the aggregate, be liable for more than $2.2 million for indemnification payments pursuant to Section 11.2(e).

               11.3 MAXIMUM LIABILITY OF SELLING SHAREHOLDERS AND THE PURCHASER.

                    (a) Any indemnification payments for monetary damages required to be made by the Selling Shareholders under the indemnification provisions contained in, or for any breach of, this Agreement shall be made first by release of funds to the Purchaser from the Tax Escrow Fund (if applicable pursuant to Section 11.2(b)), then by release of funds to the Purchaser from the General Escrow Fund and thereafter by direct payment from the Selling Shareholders (it being understood that nothing in this Section 11.3 or elsewhere in this Agreement shall affect the Purchaser's rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing). Except with respect to claims based on fraud and as provided in Section 11.2(d), each Selling Shareholder's maximum liability under Sections 11.2(a) and 11.2(c) shall be the amount of cash consideration received by such Selling Shareholder pursuant to
Section 1 of this Agreement, and the maximum aggregate liability of all Selling Shareholders hereunder shall in no event exceed $19.5 million.

                    (b) Any indemnification payments for monetary damages required to be made by the Purchaser under the indemnification provisions contained in, or for any breach of, this Agreement shall be made by direct payment from the Purchaser (it being understood that nothing in this Section
11.3 or elsewhere in this Agreement shall affect the Selling Shareholders' rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing).

               11.4 NO CONTRIBUTION. After Closing, no shareholder of the Company shall have any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other Liability to which she, he or it may become subject under or in connection with this Agreement.

               11.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, the Purchaser, any of the Selling Shareholders, the Shareholders' Agent or any other Person) with respect to which any of the Indemnitors may, in the Purchaser's reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 11, the Purchaser shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. The Selling Shareholders shall be entitled, at their expense and through the Shareholders' Agent only, to participate in any defense of such claim or Legal Proceeding. If the Purchaser so proceeds with the defense of any such claim or Legal Proceeding:




                                      40.

                    (a) each Indemnitor shall make available to the Purchaser any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                    (b) the Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding only with the consent of the Shareholders' Agent; provided, however, that such consent shall not be unreasonably withheld.

The Purchaser shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against the Purchaser or the Company; provided, however, any failure on the part of the Purchaser to so notify the Shareholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 11 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If the Purchaser does not elect to proceed with the defense of any such claim or Legal Proceeding, the Shareholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to the Purchaser and the expense of said defense shall be paid out of the General Escrow Fund; provided, however, that the Shareholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of the Purchaser (which consent may not be unreasonably withheld).

               11.6 EXCLUSIVE REMEDY. Purchaser acknowledges and agrees that, except with respect to claims based on fraud, from and after the Closing, the foregoing indemnification provisions in this Section 11 shall be the exclusive remedy of the Purchaser with respect to the Company, the Selling Shareholders and the transactions contemplated by this Agreement. The Selling Shareholders acknowledge and agree that, except with respect to claims based on fraud, from and after the Closing, the foregoing indemnification provisions in this Section 11 shall be the exclusive remedy of the Selling Shareholders with respect to the Company, the Purchaser and the transactions contemplated by this Agreement.

        SECTION 12. MISCELLANEOUS PROVISIONS

                    12.1 SHAREHOLDERS' AGENT. By virtue of their approval of this Agreement, the Selling Shareholders shall have approved, among other matters, the indemnification terms set forth in Section 11 and shall irrevocably appoint Theodore D. Inoue as their agent (the "SHAREHOLDERS' AGENT") (i) for purposes of Section 11 to give and receive notices and communications, to authorize release to the Purchaser of cash from the General Escrow Fund or Tax Escrow Fund, as applicable, to object to such release, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing and
(ii) in the judgment of the Shareholders' Agent, to enter into any amendments to, or side agreements with respect to, this Agreement. Theodore D. Inoue hereby accepts his appointment as the Shareholders' Agent. The Purchaser shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholders by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Selling Shareholders by the Shareholders' Agent, as fully binding upon such Indemnitor. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Selling Shareholders, then the Selling Shareholders shall, within thirty (30) days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify the Purchaser of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of this Agreement. If for any reason there is no Shareholders' Agent at any time,




                                      41.

all references herein to the Shareholders' Agent shall be deemed to refer to the Selling Shareholders as a group. The Shareholders' Agent shall not be responsible for any act done or omitted thereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Selling Shareholders shall jointly and severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Shareholders' Agent. By virtue of their approval of this Agreement, the Selling Shareholders hereby agree to pay (pro rata in accordance with their share ownership on Exhibit A) all costs and expenses, including those of any legal counsel or other professional retained by the Shareholders' Agent, in connection with the acceptance and administration of the Shareholders' Agent's duties hereunder. Subject to the prior right of the Purchaser to make claims for Damages, the Shareholders' Agent shall have the right to recover from the General Escrow Fund or Tax Escrow Fund (if applicable) prior to any distribution to the Selling Shareholders, any costs and expenses, including those of any legal counsel or other professional retained by the Shareholders' Agent, in connection with the performance, acceptance and administration of the Shareholders' Agent's duties hereunder.

               12.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               12.3 WAIVER.

                    (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                    (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               12.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein (including in Section 5.1(b)), and any letter agreements entered into as of or after the date hereof, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

               12.5 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               12.6 ARBITRATION.

                    (a) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement ("CLAIM"), shall be resolved by final and binding arbitration administered by the American Arbitration Association in accordance with its then-existing arbitration rules or procedures regarding commercial or business disputes by a panel of three




                                      42.

arbitrators ("ARBITRATORS"): one selected by the Purchaser; one selected by the Shareholders' Agent; and the third selected by the first two Arbitrators. If the Purchaser or the Shareholders' Agent fails to select an Arbitrator within ten
(10) days following the date that the first Arbitrator is selected, then the other shall be entitled to select the second Arbitrator. Unless otherwise agreed by the Purchaser and the Shareholders' Agent, the arbitration shall be held in Chicago, Illinois.

                    (b) The Arbitrators shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or
(iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitation described in clause (i) of this sentence will not apply if such damages are statutorily imposed. The Arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

                    (c) Each party shall bear its own attorney's fees, expenses, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrators. Unless such fees, expenses, disbursements and costs are otherwise allocated by the Arbitrators, the non-prevailing party in any arbitration shall pay the prevailing party's fees, disbursements, costs and expenses associated with the arbitration (including, without limitation, the Arbitrators' fees and expenses). The non-prevailing party shall be determined solely by the Arbitrators. Notwithstanding the foregoing, the Arbitrators shall be authorized to allocate the foregoing costs arising out of the arbitration to the parties based on the Arbitrators' assessment of the relative merits of each party's position. Each party shall fully perform and satisfy the arbitration award within 15 days of the service of the award.

                    (d) By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this section, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

                    (e) The Purchaser and the Selling Shareholders agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Selling Shareholders in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

               12.7 DISCLOSURE SCHEDULES. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty to which the relevance of any representation or warranty is reasonably apparent regardless of whether repeated under each Part or Section. Each Selling Shareholder's Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in
Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty to which the relevance of




                                      43.

any representation or warranty is reasonably apparent regardless of whether repeated under each Part or Section.

               12.8 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

               12.9 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor the Company's rights hereunder may be assigned by the Company without the prior written consent of the Purchaser, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended or shall confer upon any Person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               12.10 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (A) upon receipt when delivered by hand, or (B) two business days after sent by registered mail or by courier or express delivery service, or by facsimile (with confirmation of receipt), provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               If to the Purchaser:            Molecular Devices Corporation
                                               1311 Orleans Avenue
                                               Sunnyvale, CA  94089
                                               Attn: Chief Financial Officer
                                               Facsimile: (408) 747-3601

                                               In each case with a copy to:

                                               Cooley Godward LLP
                                               Five Palo Alto Square
                                               3000 El Camino Real
                                               Palo Alto, CA 94306
                                               Attn:  Suzanne Sawochka Hooper
                                               Facsimile:  (650) 849-7400

               If to the Company prior to      Universal Imaging Corporation
               Closing:                        One Ridgewood Place
                                               402 Boot Road
                                               Downingtown, Pennsylvania 19335
                                               Attn: Jeffrey Stuckey, CEO
                                               Facsimile: (610) 873-5499




                                      44.

                                               With a copy to:

                                               Blank Rome Comisky & McCauley LLP
                                               One Logan Square
                                               Philadelphia, PA  19103-6998
                                               Attn:  Alan L. Zeiger
                                               Facsimile:  (215) 569-5628

               If to Selling Shareholders:     c/o Theodore D. Inoue
                                               21 Solebury Mountain Road
                                               New Hope, PA 18938
                                               Facsimile:  (215) 862-4316
                                                           (call first)

               12.11 COOPERATION. The Company and the Purchaser agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

               12.12 CONSTRUCTION

                     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                     (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                     (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.




                                      45.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                       MOLECULAR DEVICES CORPORATION

                                       By:   /s/ Joseph D. Keegan
                                            ------------------------------------
                                             Name:
                                             Title:



                                       UNIVERSAL IMAGING CORPORATION

                                       By:   /s/ Jeffrey A. Stuckey
                                            ------------------------------------
                                             Name:  Jeffrey A. Stuckey
                                             Title: Chief Executive Officer



                                       THEODORE D. INOUE,
                                       AS SHAREHOLDERS' AGENT:

                                       By:   /s/ Theodore D. Inoue
                                            ------------------------------------



                       {Signatures Continue on Next Page}

                                        SELLING SHAREHOLDERS:


                                        /s/ Steve Boyd
                                        ---------------------------------------
                                        Steve Boyd

                                        /s/ David Cohen
                                        ---------------------------------------
                                        David Cohen

                                        /s/ Daniel M. Green
                                        ---------------------------------------
                                        Daniel M. Green

                                        /s/ Marci Haabestad
                                        ---------------------------------------
                                        Marci Haabestad

                                        /s/ Shinya Inoue
                                        ---------------------------------------
                                        Shinya Inoue

                                        /s/ Sylvia M. Inoue
                                        ---------------------------------------
                                        Sylvia M. Inoue

                                        /s/ Theodore D. Inoue
                                        ---------------------------------------
                                        Theodore D. Inoue

                                        /s/ Jerry Rubinow
                                        ---------------------------------------
                                        Jerry Rubinow

                                        /s/ Jeffrey A. Stuckey
                                        ---------------------------------------
                                        Jeffrey A. Stuckey




                  {SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT}

                                    EXHIBIT A

                              SELLING SHAREHOLDERS



NAME                                    SHARES
----                                    ------
Theodore D. Inoue                        4,706

Shinya Inoue                             1,147

Sylvia M. Inoue                          1,147

David Cohen                              1,000

Marci Haabestad                            422

Daniel M. Green                            400

Jerry Rubinow                               50

Steve Boyd                                  50

Jeffrey A. Stuckey                         500
                                         -----
TOTAL:                                   9,422





                                      A-1.

                                    EXHIBIT B

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit B):

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by the Purchaser) contemplating or otherwise relating to any Acquisition Transaction.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or related series of transactions involving:

               (a) the sale, license (or other grant of rights), disposition or acquisition of all or a material portion of the business or assets of the Company or any direct or indirect subsidiary or division of the Company;

               (b) the issuance, grant, disposition or acquisition of (i) any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company, or
(iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company;

               (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company or any direct or indirect subsidiary of the Company; or

               (d) any liquidation or dissolution of the Company;

provided, however, that (A) neither (i) the grant of Company Options, nor (ii) the issuance of capital stock of the Company or the right to purchase capital stock of the Company, by the Company to its employees and consultants in the ordinary course of business shall be deemed to be an "Acquisition Transaction," if such grant or issuance is made pursuant to the Company's existing stock option plans and is consistent with the Company's past practices, and (B) the issuance of capital stock of the Company by the Company to its employees and consultants upon the exercise of outstanding Company Options or pursuant to the Company's employee stock purchase plan shall not be deemed to be an "Acquisition Transaction."

        AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit B is attached, as it may be amended from time to time.

        CLOSING. "Closing" shall mean the consummation of the transactions contemplated by the Agreement.

        CLOSING DATE. "Closing Date" shall have the meaning set forth in Section
1.5 of the Agreement.

        CLOSING OPTIONS. "Closing Options" shall have the meaning set forth in
Section 3.1 of the Agreement.

        COBRA. "COBRA" shall refer the provisions of to Section 4980B of the Code and Section 4980B of the Code.

        CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended.




                                      B-1.

        COMPANY. "Company" shall mean Universal Imaging Corporation, a Pennsylvania corporation.

        COMPANY CLOSING CERTIFICATE. "Company Closing Certificate" shall mean a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 8.1(a), 8.2, 8.3, 8.5, 8.7, 8.8, 8.9, 8.10 and 8.11 of the Agreement have been duly satisfied.

        COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, without par value of the Company.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 12.7 of the Agreement and that has been delivered by the Company to the Purchaser on the date of the Agreement and signed by the President of the Company.

        COMPANY FINANCIAL ADVISOR. "Company Financial Advisor" shall mean Grant Thornton LLP.

        COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall mean the financial statements and notes referred to in Section 2.4 of the Agreement.

        COMPANY OPTIONS. "Company Options" shall mean the stock options granted by the Company pursuant to the Company's stock option plans.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        COMPANY RETURNS. "Company Returns" shall mean each material Tax Return required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date.

        COMPANY SOURCE CODE. "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Company Proprietary Asset.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DAMAGES. "Damages" include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of




                                      B-2.

any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        ERISA. "ERISA" shall refer to Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

        ESCROW AGENT. "Escrow Agent" shall mean State Street Bank and Trust Company of California, N.A.

        ESCROW AGREEMENT. "Escrow Agreement" shall mean that certain Escrow Agreement dated as of the Closing Date by and among Purchaser, the Selling Shareholders, the Shareholders' Agent, the Company and the Escrow Agent in substantially the form of Exhibit G hereto.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        GENERAL ESCROW AMOUNT. "General Escrow Amount" shall mean the installment of the Purchase Price payable pursuant to Section 1.4(b) which shall be held by the Escrow Agent for the purposes of satisfying claims brought pursuant to Section 11 of the Agreement.

        GENERAL ESCROW FUND. "General Escrow Fund" shall mean the escrow fund pursuant to which the General Escrow Amount shall be maintained for the purposes of satisfying claims brought pursuant to Section 11 of the Agreement.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

        INDEMNITORS. "Indemnitors" shall mean the Persons obligated to indemnify under Section 11.2.

        INDEMNITEES. "Indemnitees" shall mean the Persons entitled to be indemnified under Section 11.2.




                                      B-3.

        KNOWLEDGE. Information shall be deemed to be known to or to the "Knowledge" of the Company if that information is actually known by any executive officer or director of the Company or which should be known by such an officer or director after due inquiry based on the facts and circumstances that have come to the officer's or director's attention during the undertaking of his or her duties with the Company.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

        LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, inaccuracy, circumstance or other matter could have a material adverse effect on (i) the business, condition, assets, liabilities, results of operations of the Company or (ii) the ability of the Company to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Purchaser if such event, violation, inaccuracy, circumstance or other matter could have a material adverse effect on (i) the business, condition, assets, liabilities, results of operations of the Purchaser taken as a whole or (ii) the ability of the Purchaser to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, taking the Purchaser and its subsidiaries together as a whole. Notwithstanding the foregoing, a Material Adverse Effect with respect to the Company or the Purchaser shall not include any adverse effect attributable to (A) a decline in general economic or general business conditions except to the extent that the Company or the Purchaser, as applicable, has been disproportionately affected, (B) a decline in general industry conditions except to the extent that the Company or the Purchaser, as applicable, has been disproportionately affected or (C) the announcement or undertaking of the transactions provided for herein. The parties acknowledge that the dollar thresholds set forth in the various representations and warranties and elsewhere in this Agreement were established to permit a more efficient administration of this Agreement and are not to be considered in determining whether an event, violation, inaccuracy, circumstance or other matter will be deemed to constitute a "Material Adverse Effect" with respect to the Company or the Purchaser, as the case may be.

        MATERIAL CONTRACT. "Material Contract" shall have the meaning set forth in Section 2.10(a).

        MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.




                                      B-4.

        PENSION PLAN. "Pension Plan" shall have the meaning specified in Section 2.17(b).

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PLANS. "Plans" shall have the meaning specified in Section 2.17(a).

        PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, computer system, computer software, computer program, source code, software algorithm, invention, design, blueprint, engineering drawing, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        PURCHASE PRICE. "Purchase Price" shall have the meaning set forth in
Section 1.3 of the Agreement.

        PURCHASER INDEMNITEES. "Purchaser Indemnitees" shall mean the following
Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates;
(c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the shareholders of the Company shall not be deemed to be "Purchaser Indemnitees."

        RELATED PARTY. "Related Party" shall mean: (i) each individual who is, or who has at any time since January 1, 1999 been, an officer of the Company;
(ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)"and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.).

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SELLING SHAREHOLDERS' CLOSING CERTIFICATE. "Selling Shareholders' Closing Certificate" shall mean a certificate executed on behalf of the Selling Shareholders by the Shareholders' Agent confirming that the conditions set forth in Section 8.1(b) have been duly satisfied and, with respect to each Selling Shareholder, that the conditions set forth in Sections 8.2, 8.7, 8.8 and 8.9 have been duly satisfied.

        SHAREHOLDERS' AGENT. "Shareholders' Agent" shall have the meaning set forth in Section 12.1.

        SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(A) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body or (B) at least 50% of the outstanding equity or financial interests or such Entity.




                                      B-5.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX ESCROW AMOUNT. "Tax Escrow Amount" shall mean the installment of the Purchase Price payable pursuant to Section 1.4(c) which shall be held by the Escrow Agent for the purposes of satisfying certain claims brought pursuant to
Section 11.2 of the Agreement.

        TAX ESCROW FUND. "Tax Escrow Fund" shall mean the escrow fund pursuant to which the Tax Escrow Amount shall be maintained for the purposes of satisfying certain claims brought pursuant to Section 11.2(b) of the Agreement.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TERMINATION DATE. "Termination Date" shall have the meaning set forth in
Section 10.1(b) of the Agreement.

        TRANSACTION EXPENSES. "Transaction Expenses" shall have the meaning specified in Section 1.4(d).

        TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall refer to the Agreement, the employment offer letters delivered pursuant to Section 8.6(a), the Employee Noncompetition Agreements, the Releases and the Shareholder Noncompetition Agreements.

        UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 30, 2002.

        WELFARE PLAN. "Welfare Plan" shall have the meaning specified in Section 2.17(c).




                                      B-6.